                                                                   EXHIBIT 10.6

                                                                    EXHIBIT H-2

                            FORM OF PAYMENT GUARANTY

                      OF NON-PREFERRED STOCK SUBSIDIARIES

                  This PAYMENT GUARANTY ("GUARANTY") is made as of August ___, 1999, by the undersigned entities (each a "GUARANTOR") in favor of BANK OF AMERICA, N.A. ("BANK OF AMERICA"), as a Co-Lead Agent and the Administrative Agent for itself and the lenders ("LENDERS") from time to time party to the Credit Agreement (as hereinafter defined) (in such capacities, the "ADMINISTRATIVE AGENT").


                               Factual Background

                  The Lenders intend to make a $300,000,000 credit facility available to AIMCO Properties L.P., a Delaware limited partnership (the "BORROWER") in accordance with the Credit Agreement (the "CREDIT AGREEMENT"), dated as of the date hereof, by and among Borrower, Bank of America (as Administrative Agent and as Issuing Lender), BankBoston, N.A. (as a Co-Lead Agent, the Syndication Agent and as a Lender), First Union National Bank (as Documentation Agent and as a Lender) and the other Lenders from time to time party thereto. In connection with the Credit Agreement, the Borrower has obtained this Guaranty from the Guarantor. Capitalized terms used but not defined herein will have the meanings set forth in the Credit Agreement. As used herein, the term "Facility" shall refer individually to each of the credit facilities available to the Borrower under the Credit Agreement.

                                    Guaranty

                  1. Guaranty of Loan.

                  (a) Absolute Guaranty. Guarantor absolutely, unconditionally and irrevocably guaranties to Administrative Agent and the Lenders the full payment of the Indebtedness (as hereinafter defined), and unconditionally agrees to pay to Administrative Agent and the Lenders the full amount of the Indebtedness. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of the Indebtedness or any part of it, Guarantor will in lawful money of the United States pay to Administrative Agent and the Lenders, on demand, all sums due and owing on the Indebtedness, including all interest, charges, fees and other sums, costs and expenses.

                  (b) Guaranty Prohibition. If, in accordance with Section 6.16(c) of the Credit Agreement, any Guarantor is prohibited from providing this Guaranty under its existing financing arrangements, current as of even date herewith, such Guarantor shall have no obligation under this Guaranty.





                                     H2-1

                  2. Loan. In this Guaranty, the term "Indebtedness" is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment charges, breakage costs, late charges, loan fees and any other fees, charges, sums, costs and expenses that may be owing at any time under the Loan Documents, and shall include, without limitation, all liabilities and obligations of the Borrower with respect to Letters of Credit issued under the Credit Agreement, as any or all of such obligations may from time to time be modified, amended, extended or renewed. If the amount outstanding under the Indebtedness is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether Guarantor was a party to the proceeding in which the determination was made or not.

                  3. Rights of Administrative Agent and the Lenders. Guarantor authorizes Administrative Agent or any Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

                  (a) Administrative Agent or the Requisite Lenders may alter any terms of the Indebtedness or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Indebtedness or any part of it.

                  (b) Administrative Agent or any Lender may take and hold security for the Indebtedness or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security in accordance with the terms of the Indebtedness.

                  (c) Administrative Agent or any Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the Indebtedness or this Guaranty, and Administrative Agent or any Lender may also bid at any such sale.

                  (d) Administrative Agent or any Lender may apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Administrative Agent or such Lender may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

                  (e) Administrative Agent or any Lender may release Borrower of its liability for the Indebtedness or any part of it.

                  (f) Administrative Agent or any Lender may substitute, add or release any one or more Guarantors, other guarantors or endorsers.

                  (g) In addition to the Indebtedness, Administrative Agent or any Lender may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.




                                     H2-2

                  4. Guaranty to be Absolute. Guarantor expressly agrees that until the Indebtedness is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

                  (a) Any act or event (other than payment and performance in full of the Indebtedness) which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

                  (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Administrative Agent or any Lender, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

                  (c) Any action, omission or circumstance that might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or that might affect the rights or remedies of Guarantor as against Borrower;

                  (d) Any dealings occurring at any time between Borrower and Administrative Agent or any Lender, whether relating to the Indebtedness or otherwise; or

                  (e) Any action of Administrative Agent or any Lender described in Section 3 above.

                  Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreement, waivers or matters. Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

                  5. Guarantor's Waivers. Guarantor waives:

                  (a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Administrative Agent or any Lender, to the fullest extent permitted by law;

                  (b) Any right it may have to require Administrative Agent or any Lender to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Administrative Agent's or any Lender's power to pursue;

                  (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

                  (d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Administrative Agent or any Lender from any cause, whether consented to by Administrative Agent or any Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary




                                     H2-3
proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"), and (iii) any rejection or disaffirmance of the Indebtedness, or any part of it, or any security held for it, in any such Insolvency Proceeding;

                  (e) Any defense based on any action taken or omitted by Administrative Agent or any Lender in any Insolvency Proceeding involving Borrower, including any election to have Administrative Agent's or that Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to Borrower in any Insolvency Proceeding, and the taking and holding by Administrative Agent or any Lender of any security for any such extension of credit;

                  (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Administrative Agent or any Lender to Guarantor expressly provided for in Section 1;

                  (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Indebtedness or any part of it; and

                  (h) Any defense based on or arising out of any action of Administrative Agent or any Lender described in Sections 3 or 4 above.

                  6. Waivers of Subrogation and Other Rights.

                  (a) During the existence of an Event of Default by Borrower, Administrative Agent or any Lender, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Indebtedness, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Indebtedness or any part of it or make any other accommodation with Borrower or Guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by Administrative Agent or any Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Administrative Agent or any Lender, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Administrative Agent or any Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Indebtedness.

                  (b) Regardless of whether Guarantor may have made any payments to Lender, Guarantor hereby waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Administrative Agent or any Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy




                                     H2-4
that Lender may have against Borrower, and (iii) all rights to participate in any security now or later to be held by Administrative Agent or any Lender for the Indebtedness, in each case until the full and indefeasible payment and performance of all Indebtedness, and all obligations of the Guarantors hereunder.

                  (c) Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any Lender, even though that election of remedies may affect Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of law or otherwise. In addition, Guarantor waives all rights and defenses that Guarantor may have because the Borrower's indebtedness is secured by real property. This means, among other things, that Administrative Agent and the Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower.

                  7. Revival and Reinstatement. If Administrative Agent or any Lender is required to pay, return or restore to Borrower or any other person any amounts previously paid on the Indebtedness because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Administrative Agent and such Lender shall continue with regard to such amounts, all as though they had never been paid.

                  8. Information Regarding Owner. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Borrower and such other matters as Guarantor deemed appropriate to assure itself of Borrower's ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters that may affect Borrower's ability to pay and perform its obligations to the Administrative Agent and the Lenders. Neither Administrative Agent nor any Lender has any duty to disclose to Guarantor any information which such party may have or receive about Borrower's financial condition, business operations, or any other circumstances bearing on its ability to perform.

                  9. Subordination. Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any Subsidiary thereof or to receive any payment from Borrower or any such Subsidiary other than those payments or distributions permitted under Sections 7.07 and 7.10 of the Credit Agreement shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment of the Indebtedness. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Indebtedness has been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for the Administrative Agent and the Lenders.

                  10. Financial Information. Guarantor shall keep true and correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as the Requisite Lenders in their reasonable judgment may find acceptable from time to time. Guarantor represents, warrants and covenants to Administrative Agent and the Lenders that all financial information with respect to the Guarantor delivered or to




                                     H2-5
be delivered to Administrative Agent and the Lenders by the Borrower with respect to Guarantor under Section 6.01 of the Credit Agreement is or shall be true and correct and fairly presents or will fairly present the financial position of the Guarantor for the applicable period. Guarantor shall promptly provide Administrative Agent and the Lenders with any additional audited financial information that Guarantor may obtain, and such other information concerning its affairs and properties as Administrative Agent or any Lender may reasonably request, including, without limitation, signed copies of any tax returns if requested by Administrative Agent or the Lenders.

                  11. Guarantor's Representations and Warranties. Guarantor represents and warrants that:

                  (a) All financial statements delivered to Administrative Agent or the Lenders were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to the Requisite Lenders at the time of their preparation, consistently applied;

                  (b) There has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished to Administrative Agent and the Lenders; and

                  (c) All representations and warranties given on behalf of or with respect to Guarantor contained in Article V of the Credit Agreement and in any other Loan Document or certification made in connection with the Credit Agreement are true and correct.

                  12. Covenants of Guarantor. Guarantor covenants and agrees that it shall comply with and perform all covenants given on behalf of or with respect to Guarantor (whether expressly or as a Subsidiary) contained in Sections 6 and 7 of the Credit Agreement and in all other Loan Documents.

                  13. Intentionally Omitted.

                  14. Intentionally Omitted.

                  15. Authorization; No Violation. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid, binding, and enforceable obligation of Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditor's rights generally. The execution, delivery and performance of this Guaranty are not in violation of any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency applicable to the Guarantor. The Guaranty does not conflict with, or constitute a breach or default under, any agreement to which Guarantor is a party.





                                     H2-6

                  16. Additional and Independent Obligations. Guarantor's obligations under this Guaranty are in addition to its obligations under any future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Administrative Agent and consented to by the Lenders. Guarantor's obligations under this Guaranty are independent of those of Borrower on the Indebtedness. Administrative Agent or the Lenders may bring a separate action, or commence a separate arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that Administrative Agent or any Lender may hold, and without pursuing any other remedy. None of Administrative Agent's or any Lender's rights under this Guaranty shall be exhausted by any action by Administrative Agent or any Lender until the Indebtedness has been paid and performed in full in cash.

                  17. No Waiver; Consents; Cumulative Remedies. Each waiver by Administrative Agent or the Lenders must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Administrative Agent's or any Lender's delay in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by Administrative Agent or the Lenders to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Administrative Agent's or the Lenders' consent to be obtained in any future or other instance. All remedies of Administrative Agent and each Lender against Borrower and Guarantor are cumulative.

                  18. No Release. Except as otherwise provided in Section 1, Guarantor shall not be released, in whole or in part, from its obligations under this Guaranty except by a writing signed by Administrative Agent and all the Lenders.

                  19. Heirs, Successors and Assigns; Participations. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Administrative Agent, the Lenders and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Administrative Agent in each instance. Without notice to or the consent of Guarantor, Administrative Agent and any Lender may disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Administrative Agent or such Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Indebtedness and this Guaranty.

                  20. Notices.

                  (a) Delivery. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered to recipient's address specified on the signature pages hereof, or to such other address as shall be designated by such party in a written notice to the other party.





                                     H2-7

                 (b) Receipt. All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery.

                  (c) Reliance. Administrative Agent and each Lender shall be entitled to rely on the authority of any person purporting to be a person authorized by Guarantor to give such notice, and neither Administrative Agent nor any Lender shall have any liability to Guarantor or any other person on account of any action taken or not taken by Administrative Agent or such Lender in reliance upon such telephonic or facsimile notice. The obligation of Guarantor hereunder shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Administrative Agent or a Lender of a confirmation which is at variance with the terms understood by Administrative Agent or such Lender to be contained in the telephonic or facsimile notice.

                  21. Rules of Construction. In this Guaranty, the word "Borrower" includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Indebtedness. The word "person" includes any individual, company, trust or other legal entity of any kind. If this Guaranty is executed by more than one person, the word "Guarantor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

                  22. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its choice of law rules.

                  23. Costs and Expenses. If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Indebtedness, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of the Administrative Agent's and each Lender's costs and expenses, including attorneys' fees (including allocated costs for services of the Administrative Agent's and each Lender's in-house counsel) which may be incurred in any effort to collect or enforce the Indebtedness or any part of it or any term of this Guaranty. Without limiting any rights of the Administrative Agent or Lenders under the Credit Agreement, all amounts of any kind due and payable under this Guaranty (whether for principal, interest, and other costs under the Indebtedness, or for costs, fees, and expenses for which the Guarantors are directly responsible hereunder, or otherwise) shall accrue interest from the time the Administrative Agent or the Lenders make demand therefor




                                     H2-8
hereunder until paid in full in cash to such Administrative Agent or the Lenders at the Base Rate, as defined in the Credit Agreement, plus three (3%) percentage points, except to the extent that any such amounts are then accruing interest under the Indebtedness, in which case such Base Rate plus 3% interest rate shall not be applied if the effect would be to compound the interest to which such obligations are subject to under the Indebtedness.

                  24. Covenant. Each Guarantor hereby agrees that it will make dividend payments on its outstanding preferred stock with its excess cash to the extent such cash is not required by the Guarantor for its business, consistent with prudent business practices and its cash requirements.

                  25. Integration; Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Guarantor, Administrative Agent and the Lenders as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor, Administrative Agent and the Lenders. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Administrative Agent (with the consent of the Requisite Lenders) and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. As between Administrative Agent and the Lenders only, nothing contained in this Guaranty shall alter the rights and obligations among Administrative Agent and the Lenders set forth in the Credit Agreement.

                  26. Miscellaneous. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by Guarantor.

                  27. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA. BY EXECUTING AND DELIVERING THIS GUARANTY, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT




                                     H2-9

ADMINISTRATIVE AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 27 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION
410.40 OR OTHERWISE.

                  28. Waiver of Jury Trial. GUARANTOR AND ADMINISTRATIVE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Guarantor and Administrative Agent acknowledge that this waiver is a material inducement for Guarantor and Administrative Agent to enter into a business relationship, that Guarantor and Administrative Agent have already relied on this waiver in entering into this Guaranty and that each will continue to rely on this waiver in their related future dealings. Guarantor and Administrative Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                  29. Provisional Remedies, Self-Help and Foreclosure. No provision of this Guaranty shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security.

                  [Remainder of page intentionally left blank]





                                     H2-10

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date on the first page.

GUARANTOR



[Need List of Non-Preferred Subs]

Address Where Notices are to be Sent:

         To Guarantor:                      1873 South Bellaire Street
                                            17th Floor
                                            Denver, Colorado 90071

         To Administrative Agent:           BANK OF AMERICA, N.A.
                                            555 South Flower Street, 6th Floor
                                            Los Angeles, California 90071
                                            Attention: Manager - Unit #1357

         To Lenders:                        Per the Credit Agreement